FOR IMMEDIATE RELEASE

CARRIAGE SERVICES ANNOUNCES RECORD RESULTS FOR SECOND QUARTER 2013

HOUSTON – August 8, 2013 – Carriage Services, Inc. (NYSE: CSV) today announced record results for the quarter ending June 30, 2013.

Mel Payne, Chief Executive Officer, stated, “Our second quarter performance continued our trend of record quarterly results, as we achieved strong revenue growth of 11.3% to a record $54.2 million, Adjusted Diluted Earnings Per Share growth of 66.7% to a record $0.25 per share, and Free Cash Flow growth of 38.5% to a record $11.8 million. This outstanding performance was driven by substantially higher year over year revenue and Field EBITDA growth in each of our four major profit segments and substantially lower interest costs on our recently refinanced senior debt.”

“Because of our expectation that the strong growth in our field operating and financial results during the first half of 2013 will continue into 2014, and in anticipation of a resumption of accretive acquisitions, we are raising our Rolling Four Quarter Adjusted Earnings Per Share Outlook by 2 cents per share to $1.18 - $1.20 and the Free Cash Flow outlook by $2 million to $32 - $34 million. Our second quarter and year to date comparative highlights are shown below,”

Three Months Ending June 30, 2013

•	Total Revenue up 11.3% to $54.2 million;

•	Consolidated EBITDA up 11.0% to $13.5 million;

•	Consolidated EBITDA Margin down 10 basis points to 25.0%;

•	Adjusted Consolidated EBITDA up 16.5% to $14.7 million;

•	Adjusted Consolidated EBITDA Margin up 130 basis points to 27.1%;

•	GAAP Diluted EPS from Continuing Operations up 42.9% to $0.20 in 2013 from $0.14 in 2012;

•	Adjusted Diluted Earnings Per Share up 66.7% to $0.25 from $0.15 in 2012;

•	Free Cash Flow up 38.5% to $11.8 million in 2013 from $8.5 million in 2012.

Six Months Ending June 30, 2013

•	Total Revenue up 12.3% to $111.6 million;

•	Consolidated EBITDA up 13.0% to $29.3 million;

•	Consolidated EBITDA Margin up 20 basis points to 26.3%;

•	Adjusted Consolidated EBITDA up 11.4% to $31.2 million;

•	Adjusted Consolidated EBITDA Margin down 20 basis points to 28.0%;

•	GAAP Diluted EPS from Continuing Operations up 31.4% to $0.46 in 2013 from $0.35 in 2012;

•	Adjusted Diluted Earnings Per Share up 33.3% to $0.56 from $0.42 in 2012;

•	Free Cash Flow up 89.5% to $21.0 million in 2013 from $11.1 million in 2012.

The above tables reference certain Non-GAAP financial measurements that are defined and reconciled at the end of the press release.

“Our Total Field EBITDA increased $3.6 million or almost 20% in the quarter on a revenue increase of 11.3%, as our Total Field EBITDA Margin increased 280 basis points to a record 40.5% for a second quarter. However, given the recent major change in the industry landscape and a growing pipeline of quality acquisition candidates, we continued to aggressively invest in upgrading our organizational overhead structure and talent in anticipation of substantially higher acquisition growth over the next 18 months. As a consequence, our Total Overhead increased $2.3 million or 36.7% in the quarter, materially offsetting the $3.6 million of Field EBITDA growth.”

“Our credit profile substantially improved in the first half of 2013, during which we made no acquisitions. Our senior debt to EBITDA ratio declined from 3.06 at the beginning of the year to 2.77 at June 30th because our Adjusted Consolidated EBITDA increased $3.2 million, or 11.4%, to $31.2 million while our senior debt and lease obligations decreased $15.5 million, or 8.7%, to $163.3 million. The senior debt ratio decline below three times at June 30th automatically triggered a 50 basis point rate reduction on all of our outstanding senior debt. Our Free Cash Flow that funded the first half deleveraging increased 89.5% to $21.0 million compared to 2012.”

“Our rapidly improving credit profile, substantial borrowing capacity under our bank revolving credit facility on favorable terms, and the financial flexibility to execute a refinancing transaction of our convertible TIDES security on favorable terms, most likely during the second half, puts our Company in a strong position to be selectively opportunistic in the current environment as to acquisition candidates and capital structure needs and improvements,”
concluded Mr. Payne.

TOTAL FIELD OPERATIONS
For the Three Months Ending June 30, 2013

•	Total Field Revenue increased 11.3% to $54.2 million;

•	Total Field EBITDA increased 19.6% to $21.9 million; and

•	Total Field EBITDA Margin increased 280 basis points to 40.5%.

FUNERAL FIELD OPERATIONS
For the Three Months Ending June 30, 2013

•	Total Funeral Operating Revenue increased 9.4% to $38.1 million;

•	Total Funeral Field EBITDA increased 14.3% to $13.8 million;

•	Total Funeral Field EBITDA Margin increased 150 basis points to 36.3%;

•	Same Store Funeral Revenue increased 1.7% with same store volume increasing 3.1%;

•	Same Store Field EBITDA increased 9.2% to $11.3 million;

•	Acquisition Funeral Revenue increased 46.6% with acquisition volume increasing 31.1%;

•	Acquisition Funeral Field EBITDA increased 43.5% to $2.5 million;

•	Average revenue per contract increased slightly from $5,379 in 2012 to $5,422 in 2013; and

•	Cremation rate increased 240 basis points to 47.3%.

CEMETERY FIELD OPERATIONS
For the Three Months Ending June 30, 2013

•	Total Cemetery Operating Revenue increased 9.2% to $10.9 million;

•	Total Cemetery Field EBITDA increased 22.7% to $3.3 million;

•	Total Cemetery Field EBITDA Margin increased 340 basis points to 30.4%;

•	Cemetery pre-need property sale contracts increased 29.7% to 2,024; and

•	Average Cemetery pre-need property sale per contract decreased 7.3% to $2,833.

FINANCIAL OPERATIONS
For the Three Months Ending June 30, 2013

•	Total Financial Revenue increased 33.0% to $5.2 million;

•	Total Financial EBITDA increased 35.4% to $4.8 million;

•	Total Financial EBITDA Margin increased 160 basis points to 92.7%.

•	Funeral Financial Revenue increased 49.7% to $2.7 million;

•	Cemetery Financial Revenue increased 18.5% to $2.5 million;

FREE CASH FLOW
Carriage produced Free Cash Flow from operations in the first half of 2013 of $21.0 million compared to Free Cash Flow from operations of $11.1 million for the corresponding period in 2012. The sources and uses of cash for the first half of 2012 and 2013 consisted of the following (in millions):

	For the Six Months Ending June 30,
	2012	2013

Cash flow provided by operations	$13.4	$24.0
Cash used for maintenance capital expenditures	(2.3)	(3.0)
Free Cash Flow	$11.1	$21.0
Cash at beginning of period	1.1	1.7
Cash used for growth capital expenditures	(3.4)	(1.5)
Cash dividends paid	(0.9)	(0.9)
Proceeds from sale of business	—	2.7
Cash used for acquisitions and new construction	(16.7)	(6.0)
Repurchase of common stock	(4.5)	—
Cash borrowed from (paid against) the credit facility	14.2	(15.1)
Other investing and financing activities	0.1	(0.4)
Cash at end of period	$1.0	$1.5

ROLLING FOUR QUARTER OUTLOOK RAISED

The Rolling Four Quarter Outlook “(Outlook)” reflects management’s opinion on the performance of the portfolio of businesses for the rolling four quarter period ending June 30, 2014, and the performance of the trusts as well as our view of the financial markets. This outlook does not reflect dilution from conversion or the possible refinancing options the Company may pursue related to our existing convertible subordinated debentures.

ROLLING FOUR QUARTER OUTLOOK – Period Ending June 30, 2014

Range (in millions, except per share amounts)
Revenues	$233 – $235
Consolidated EBITDA	$60 – $62
Adjusted Consolidated EBITDA	$63 – $65
Net Income	$19 – $21
Adjusted Net Income	$21 – $23
Basic GAAP Earnings Per Share	$1.07 – $1.09
Basic Adjusted Earnings Per Share	$1.18 – $1.20
Cash Flow from Operations	$36 – $38
Free Cash Flow	$32– $34

Factors affecting our analysis include, among others, acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model and Withdrawable Trust Income. Revenues, Consolidated EBITDA, Adjusted Consolidated EBITDA, Net Income, Adjusted Net Income, GAAP Earnings Per Share, Adjusted Earnings Per Share and Free Cash Flow for the four quarter period ending June 30, 2014 are expected to improve relative to the same period in the previous period for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Cemetery Revenue and Cemetery Field EBITDA;

•	Increases in Financial Revenue and Financial EBITDA from trust funds; and

•
Reduced interest expense as a result of the refinancing in September 2012 and the recent reduction in interest rate terms in conjunction with the third amendment to our credit facility, effective April 24, 2013.

We have not included in our Rolling Four Quarter Outlook a fully diluted EPS calculation using the 4.4 million shares that would be outstanding in the case where all $89.8 million of the TIDES security converts into common shares at $20.44 per share of Carriage common stock. This security, which is callable by us, can be refinanced with a menu of capital structure options on terms consistent with the current equity and debt market environment in general and the outlook for Carriage in particular.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, August 9, 2013 at 9:30 a.m. CDT. To participate in the call, please dial 866-516-3867 (ID-11076879) and ask for the Carriage Services conference call. A replay of the conference call will be available through August 14, 2013 and may be accessed by dialing 855-859-2056 (ID-11076879). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Bill Heiligbrodt at 713-332-8553.

TRUST FUND PERFORMANCE

For the six months ended June 30, 2013, Carriage’s discretionary trust funds gained 5.2% compared to a gain of 13.8% for the S&P 500 and a 1.5% gain for the Barclay’s U.S. Corporate High Yield Index. The current yield on Carriage’s discretionary fixed income portfolio is 8.6% and the estimated annual income for the entire discretionary portfolio is approximately $11.8 million.
The high amount of recurring current income combined with the realized net income in our discretionary trust portfolio will continue to benefit Carriage through the increased value of preneed funeral and cemetery contracts at maturity. Carriage will also benefit from the recurring income from our cemetery perpetual care accounts which are recognized as GAAP revenue and earnings in the current period.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	Barclay’s U.S. Corporate High Yield Index	50/50 index Benchmark(2)
6 months ended 6/30/13	5.2%	5.0%	13.8%	1.5%	7.6%
1 year ended 12/31/12	20.3%	17.1%	16.0%	15.8%	15.9%
2 years ended 12/31/12	16.8%	14.9%	18.4%	21.6%	20.0%
3 years ended 12/31/12	41.0%	35.8%	36.3%	40.0%	38.1%
4 years ended 12/31/12	119.4%	99.8%	72.3%	121.4%	96.9%
(1) Investment performance includes realized income and unrealized appreciation (depreciation).

(2)	The 50/50 Benchmark is 50% weighted to the S&P 500 Stock Index and 50% weighted to the Barclay’s U.S. Corporate High Yield Index.

Asset Allocation as of June 30, 2013 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$22,360	12%	$37,586	16%
Equities	22,038	12%	38,391	17%
Fixed Income	139,739	75%	154,750	66%
Other/Insurance	2,513	1%	2,702	1%
Total Portfolios	$186,650	100%	$233,429	100%

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL METRICS TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2013	% Change	2012	2013	% Change

Same Store Contracts
Atneed Contracts	4,266	4,394	3.0%	8,936	9,354	4.7%
Preneed Contracts	1,140	1,177	3.2%	2,390	2,549	6.7%
Total Same Store Funeral Contracts	5,406	5,571	3.1%	11,326	11,903	5.1%
Acquisition Contracts
Atneed Contracts	1,115	1,452	30.2%	2,341	3,097	32.3%
Preneed Contracts	202	274	35.6%	390	604	54.9%
Total Acquisition Funeral Contracts	1,317	1,726	31.1%	2,731	3,701	35.5%
Total Funeral Contracts	6,723	7,297	8.5%	14,057	15,604	11.0%

Funeral Operating Revenue
Same Store Revenue	$28,867	$29,369	1.7%	$60,383	$62,540	3.6%
Acquisition Revenue	5,930	8,694	46.6%	12,324	18,448	49.7%
Total Funeral Operating Revenue	$34,797	$38,063	9.4%	$72,707	$80,988	11.4%

Cemetery Operating Revenue
Same Store Revenue	$9,978	$10,826	8.5%	$18,948	$20,516	8.3%
Acquisition Revenue	—	74		—	143
Total Cemetery Operating Revenue	$9,978	$10,900	9.2%	$18,948	$20,659	9.0%

Financial Revenue
Preneed Funeral Commission Income	$450	$481	6.9%	$901	$989	9.8%
Preneed Funeral Trust Earnings	1,364	2,235	63.9%	3,037	3,960	30.4%
Cemetery Trust Earnings	1,626	2,087	28.4%	2,946	4,281	45.3%
Preneed Cemetery Finance Charges	462	388	-16.0%	820	698	-14.9%
Total Financial Revenue	$3,902	$5,191	33.0%	$7,704	$9,928	28.9%
Total Revenue	$48,677	$54,154	11.3%	$99,359	$111,575	12.3%

Field EBITDA
Same Store Funeral Field EBITDA	$10,322	$11,276	9.2%	$23,154	$24,825	7.2%
Same Store Funeral Field EBITDA Margin	35.8%	38.4%	260 bp	38.3%	39.7%	140 bp
Acquisition Funeral Field EBITDA	1,776	2,549	43.5%	4,246	5,914	39.3%
Acquisition Funeral Field EBITDA Margin	29.9%	29.3%	-60 bp	34.5%	32.1%	-240 bp
Total Funeral Field EBITDA	$12,098	$13,825	14.3%	$27,400	$30,739	12.2%
Total Funeral Field EBITDA Margin	34.8%	36.3%	150 bp	37.7%	38.0%	30 bp

Same Store Cemetery Field EBITDA	$2,705	$3,328	23.0%	$4,879	$6,347	30.1%
Same Store Cemetery Field EBITDA Margin	27.1%	30.7%	360 bp	25.7%	30.9%	520 bp
Acquisition Cemetery Field EBITDA	(9)	(19)	111.1%	(9)	(45)	400.0%
Acquisition Cemetery Field EBITDA Margin	—	-25.7%		—	-31.5%
Total Cemetery Field EBITDA	$2,696	$3,309	22.7%	$4,870	$6,302	29.4%
Total Cemetery Field EBITDA Margin	27.0%	30.4%	340 bp	25.7%	30.5%	480 bp

Funeral Financial EBITDA	$1,465	$2,383	62.7%	$3,238	$4,203	29.8%
Cemetery Financial EBITDA	2,088	2,429	16.3%	3,766	4,884	29.7%
Total Financial EBITDA	$3,553	$4,812	35.4%	$7,004	$9,087	29.7%
Total Financial EBITDA Margin	91.1%	92.7%	160 bp	90.9%	91.5%	60 bp

Total Field EBITDA	$18,347	$21,946	19.6%	$39,274	$46,128	17.5%
Total Field EBITDA Margin	37.7%	40.5%	280 bp	39.5%	41.3%	180 bp

OPERATING AND FINANCIAL METRICS TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2013	% Change	2012	2013	% Change

Overhead
Total Variable Overhead	$1,410	$2,373	68.3%	$3,600	$4,402	22.3%
Total Regional Fixed Overhead	606	882	45.5%	1,232	1,848	50.0%
Total Corporate Fixed Overhead	4,136	5,156	24.7%	8,493	10,554	24.3%
Total Overhead	$6,152	$8,411	36.7%	$13,325	$16,804	26.1%
Overhead as a percent of sales	12.6%	15.5%	290 bp	13.4%	15.1%	170 bp

Consolidated EBITDA	$12,195	$13,535	11.0%	$25,949	$29,324	13.0%
Consolidated EBITDA Margin	25.1%	25.0%	-10 bp	26.1%	26.3%	20 bp

Other Expenses and Interest
Property Depreciation & Amortization	$2,592	$3,078	18.8%	$4,991	$5,903	18.3%
Non Cash Stock Compensation	780	978	25.4%	1,182	1,624	37.4%
Interest Expense, Net	4,518	3,664	-18.9%	9,070	6,259	-31.0%
Pretax Income	$4,305	$5,815	35.1%	$10,706	$15,538	45.1%
Tax Provision	1,845	2,210		4,326	6,501
GAAP Net Income	$2,460	$3,605	46.5%	$6,380	$9,037	41.6%

Special Items, Net of Tax
Withdrawable Trust Income	$51	$141		$509	$469
Acquisition Expenses	157	102		406	108
Severance Costs	5	325		324	451
Costs Related to Credit Facility	—	248		—	248
Litigation Settlements and Related Costs	40	—		129	—
Consulting Fees	—	168		—	168
Other Special Items	—	—		—	54
Prior Period Amortization Adjustment for TIDES	—	—		—	(538)
Tax Adjustment from Prior Period	—	—		—	598
Sum of Special Items, net of tax	$253	$984	288.9%	$1,368	$1,558	13.9%

Adjusted Net Income	$2,713	$4,589	69.1%	$7,748	$10,595	36.7%
Adjusted Net Profit Margin	5.6%	8.5%	290 bp	7.8%	9.5%	170 bp

Adjusted Basic Earnings Per Share	$0.15	$0.25	66.7%	$0.43	$0.58	34.9%
Adjusted Diluted Earnings Per Share	$0.15	$0.25	66.7%	$0.42	$0.56	33.3%

GAAP Basic Earnings Per Share	$0.14	$0.20	42.9%	$0.35	$0.50	42.9%
GAAP Diluted Earnings Per Share	$0.14	$0.20	42.9%	$0.35	$0.46	31.4%

Tax rate	42.9%	38.0%	-490 bp	40.4%	41.8%	140 bp

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$12,195	$13,535	11.0%	$25,949	$29,324	13.0%
Withdrawable Trust Income	77	213		771	710
Acquisition Expenses	238	155		615	163
Severance Costs	8	493		491	684
Litigation Settlements and Related Costs	60	—		195	—
Consulting Fees	—	255		—	255
Other Special Items	—	—		—	83
Adjusted Consolidated EBITDA	$12,578	$14,651	16.5%	$28,021	$31,219	11.4%
Adjusted Consolidated EBITDA Margin	25.8%	27.1%	130 bp	28.2%	28.0%	-20 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2012	June 30, 2013
		(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$1,698	$1,518
Accounts receivable, net	17,812	16,869
Assets held for sale	1,466	20,108
Inventories	5,133	4,736
Prepaid expenses	5,107	3,518
Other current assets	1,923	2,171
Total current assets	$33,139	$48,920
Preneed cemetery trust investments	70,960	66,749
Preneed funeral trust investments	82,896	93,170
Preneed receivables, net	23,222	24,923
Receivables from preneed trusts	25,871	13,557
Property, plant and equipment, net	152,433	154,415
Cemetery property	75,156	73,404
Goodwill	218,442	217,244
Deferred charges and other non-current assets	9,424	8,243
Cemetery perpetual care trust investments	46,542	39,485
Total assets	$738,085	$740,110

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of senior long-term debt and capital lease obligations	$11,218	$12,139
Accounts payable	5,243	5,064
Other liabilities	13,067	15,782
Accrued liabilities	12,278	12,199
Liabilities associated with assets held for sale	369	20,158
Total current liabilities	$42,175	$65,342
Long-term debt, net of current portion	118,841	112,621
Revolving credit facility	44,700	34,600
Convertible junior subordinated debentures due in 2029 to an affiliate	89,770	89,770
Obligations under capital leases, net of current portion	4,013	3,900
Deferred preneed cemetery revenue	63,998	56,371
Deferred preneed funeral revenue	39,794	32,838
Deferred preneed cemetery receipts held in trust	70,960	66,749
Deferred preneed funeral receipts held in trust	82,896	93,170
Care trusts’ corpus	45,920	39,133
Total liabilities	$603,067	$594,494

Commitments and contingencies

Redeemable preferred stock	$200	$—

Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,078,000 and 22,147,000 shares issued at December 31, 2012 and June 30, 2013, respectively	$221	$221
Additional paid-in capital	202,462	203,861
Accumulated deficit	(52,598)	(43,199)
Treasury stock, at cost; 3,922,000 shares at December 31, 2012 and June 30, 2013	(15,267)	(15,267)
Total stockholders’ equity	$134,818	$145,616
Total liabilities and stockholders’ equity	$738,085	$740,110

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2013	2012	2013

Revenues	$48,677	$54,154	$99,359	$111,575
Field costs and expenses	34,746	37,226	68,978	75,705
Gross profit	$13,931	$16,928	$30,381	$35,870
General and administrative expenses	5,108	7,449	10,605	14,073
Operating income	$8,823	$9,479	$19,776	$21,797
Interest expense, net	(4,518)	(3,664)	(9,070)	(6,259)
Income from continuing operations before income taxes	$4,305	$5,815	$10,706	$15,538
Provision for income taxes	(1,845)	(2,210)	(4,326)	(6,501)
Net income from continuing operations	$2,460	$3,605	$6,380	$9,037
Net income from discontinued operations, net of tax	203	539	742	366
Net income	2,663	4,144	7,122	9,403
Preferred stock dividend	3	—	7	4
Net income available to common stockholders	$2,660	$4,144	$7,115	$9,399

Basic earnings per common share:
Continuing operations	$0.14	$0.20	$0.35	$0.50
Discontinued operations	0.01	0.03	0.04	0.02
Basic earnings per common share	$0.15	$0.23	$0.39	$0.52
Diluted earnings per common share:
Continuing operations	$0.14	$0.20	$0.35	$0.46
Discontinued operations	0.01	0.03	0.04	0.02
Diluted earnings per common share	$0.15	$0.23	$0.39	$0.48

Dividends declared per common share	$0.025	$0.025	$0.050	$0.050

Weighted average number of common and common equivalent shares outstanding:
Basic	18,077	18,201	18,171	18,170
Diluted	18,153	18,365	18,237	22,743

The GAAP Diluted EPS and Adjusted Diluted EPS for the six months ended June 30, 2013 includes 4.4 million shares that would be issued upon conversion of our convertible subordinated debentures (TIDES) as a result of the if-converted method prescribed by accounting standards.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Six Months Ended June 30,
	2012	2013
Cash flows from operating activities:
Net income	$7,122	$9,403
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Gain on sale of assets	(428)	(146)
Impairment of goodwill	—	100
Depreciation and amortization	5,050	5,953
Amortization and write-off of deferred financing costs	348	(36)
Provision for losses on accounts receivable	1,102	782
Stock-based compensation expense	1,182	1,624
Deferred income taxes	2,266	1,894
Other	38	208
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(1,414)	(2,070)
Inventories and other current assets	740	1,211
Deferred charges and other	75	24
Preneed funeral and cemetery trust investments	(146)	(1,363)
Accounts payable and accrued liabilities	(2,552)	2,285
Deferred preneed funeral and cemetery revenue	(177)	(9,755)
Deferred preneed funeral and cemetery receipts held in trust	168	13,879
Net cash provided by operating activities	13,374	23,993

Cash flows from investing activities:
Acquisitions and new construction	(16,729)	(6,051)
Capital expenditures	(5,651)	(4,468)
Proceeds from the sale of businesses	—	2,736
Net cash used in investing activities	(22,380)	(7,783)

Cash flows from financing activities:
Net borrowings from (payments against) the bank credit facility	14,200	(15,100)
Payments on other long-term debt and obligations under capital leases	(342)	(307)
Proceeds from the exercise of stock options and employee stock purchase plan	440	492
Stock option benefit	24	—
Dividends on common stock and redeemable preferred stock	(910)	(910)
Payment of loan origination costs	—	(565)
Purchase of treasury stock	(4,531)	—
Net cash provided by (used in) financing activities	8,881	(16,390)

Net decrease in cash and cash equivalents	(125)	(180)
Cash and cash equivalents at beginning of period	1,137	1,698
Cash and cash equivalents at end of period	$1,012	$1,518

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Free Cash Flow as net cash provided by operations less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are non-GAAP yet can be non-recurring such as withdrawable trust income, acquisition expenses, litigation settlements, severance costs, discrete tax items and other non-recurring amounts.

•	Adjusted Basic Earnings Per Share is defined as adjusted net income divided by basic shares outstanding.

•
Adjusted Diluted Earnings Per Share is defined as Adjusted Net Income divided by diluted shares outstanding after factoring in the effect of any stock options or the effect of any dilution from convertible debt.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Metrics Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three and six months ended June 30, 2012 and 2013 (thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2013	2012	2013
Net Income from continuing operations	$2,460	$3,605	$6,380	$9,037
Special items, net of tax
Withdrawable Trust Income	51	141	509	469
Acquisition Expenses	157	102	406	108
Severance Costs	5	325	324	451
Costs Related to Credit Facility	—	248	—	248
Litigation Settlements and Related Costs	40	—	129	—
Consulting Fees	—	168	—	168
Other Special Items	—	—	—	54
Prior Period Amortization Adjustment for TIDES	—	—	—	(538)
Tax Adjustment from Prior Period	—	—	—	598
Total Special items affecting net income	$253	$984	$1,368	$1,558
Adjusted Net Income	$2,713	$4,589	$7,748	$10,595

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and six months ended June 30, 2012 and 2013 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2013	2012	2013
Net income from continuing operations	$2,460	$3,605	$6,380	$9,037
Provision for income taxes	1,845	2,210	4,326	6,501
Pre-tax earnings from continuing operations	$4,305	$5,815	$10,706	$15,538
Interest expense, net	4,518	3,664	9,070	6,259
Non-cash stock compensation	780	978	1,182	1,624
Depreciation & amortization	2,592	3,078	4,991	5,903
Consolidated EBITDA	$12,195	$13,535	$25,949	$29,324
Adjusted For:
Withdrawable Trust Income	$77	$213	$771	$710
Acquisition Expenses	238	155	615	163
Severance Costs	8	493	491	684
Litigation Settlement and Related Costs	60	—	195	—
Consulting Fees	—	255	—	255
Other Special Items	—	—	—	83
Adjusted Consolidated EBITDA	$12,578	$14,651	$28,021	$31,219
Revenue	$48,677	$54,154	$99,359	$111,575

Adjusted Consolidated EBITDA Margin	25.8%	27.1%	28.2%	28.0%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three and six months ended June 30, 2012 and 2013 (in thousands):

Funeral Field EBITDA	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2013	2012	2013
Gross Profit (GAAP)	$10,567	$12,822	$24,434	$27,692
Depreciation & amortization	1,472	1,623	2,909	3,236
Regional & unallocated costs	1,524	1,763	3,295	4,014
Net financial income	(1,465)	(2,383)	(3,238)	(4,203)
Funeral Field EBITDA	$12,098	$13,825	$27,400	$30,739
Funeral Field Operating Revenue	$34,797	$38,063	$72,707	$80,988
Funeral Field EBITDA Margin	34.8%	36.3%	37.7%	38.0%

Cemetery Field EBITDA	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2013	2012	2013
Gross Profit (GAAP)	$3,364	$4,106	$5,947	$8,178
Depreciation & amortization	864	1,083	1,571	1,949
Regional & unallocated costs	556	549	1,118	1,059
Net financial income	(2,088)	(2,429)	(3,766)	(4,884)
Cemetery Field EBITDA	$2,696	$3,309	$4,870	$6,302
Cemetery Field Operating Revenue	$9,978	$10,900	$18,948	$20,659
Cemetery Field EBITDA Margin	27.0%	30.4%	25.7%	30.5%

Reconciliation of cash provided by operating activities to Free Cash Flow from operations for the three and six months ended June 30, 2012 and 2013 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2013	2012	2013
Cash provided by operating activities	$9,851	$13,008	$13,374	$23,993
Less maintenance capital expenditures	(1,331)	(1,210)	(2,292)	(2,996)
Free Cash Flow from operating activities	$8,520	$11,798	$11,082	$20,997

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and six months ended June 30, 2012 and 2013:

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2013	2012	2013
GAAP basic earnings per share from continuing operations	$0.14	$0.20	$0.35	$0.50
Special items affecting net income	0.01	0.05	0.08	0.08
Adjusted basic earnings per share	$0.15	$0.25	$0.43	$0.58

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and six months ended June 30, 2012 and 2013:

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2013	2012	2013
GAAP diluted earnings per share from continuing operations	$0.14	$0.20	$0.35	$0.46
Special items affecting net income	0.01	0.05	0.07	0.07
Dilution effect of convertible junior subordinated debentures	-	-	-	0.03
Adjusted diluted earnings per share	$0.15	$0.25	$0.42	$0.56

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated rolling four quarters ended June 30, 2014 (in thousands):

Rolling Four Quarter Outlook
June 30, 2014E
Net income from continuing operations	$20,000
Provision for income taxes	12,100
Pre-tax earnings from continuing operations	32,100
Net interest expense, including loan cost amortization	13,200
Depreciation & amortization, including stock compensation	15,700
Consolidated EBITDA	$61,000
Adjusted For:
Special items	$3,000
Adjusted Consolidated EBITDA	$64,000

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the estimated rolling four quarters ended June 30, 2014 (in thousands):

Rolling Four Quarter Outlook
June 30, 2014E
Net income from continuing operations	$20,000
Special items, net of tax	1,980
Adjusted Net Income	$21,980

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the estimated rolling four quarters ending June 30, 2014:

Rolling Four Quarter Outlook
June 30, 2014E
GAAP basic earnings per share from continuing operations	$1.08
Special items affecting net income	0.11
Adjusted basic earnings per share	$1.19

Reconciliation of Cash Flow from Operations to Free Cash Flow for the estimated rolling four quarters ending June 30, 2014 (in 000's):

Rolling Four Quarter Outlook
June 30, 2014E
Cash flow from operations	$37,000
Maintenance Capital Expenditures	(4,000)
Free Cash Flow	$33,000

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating Model;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.